SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                          -----------------------------


                                    FORM 8-K


                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) August 12, 1998
                                                      ----------------

                               SunTrust Banks, Inc.
                               --------------------
            (Exact name of registrant as specified in its charter)



                 Georgia                     1-8918              58-1575035
      ----------------------------         ----------          -------------
      (State or other jurisdiction         Commission          (IRS Employer
            of incorporation)             File Number)       Identification No.)



             25 Park Place, N.E., Atlanta, Georgia          30313
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           (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code (404) 588-7711
                                                          ---------------

Item 5. Other Events.

          The purpose of this Current Report on Form 8-K is to file as an exhibit the consolidated balance sheets of Crestar Financial Corporation as of December 31, 1997 and 1996 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1997, and the report thereon of KPMG Peat Marwick LLP, independent auditors, dated January 14, 1998. The report of KPMG Peat Marwick LLP refers to other auditors with respect to amounts related to Citizens Bancorp included in the aforementioned consolidated financial statements. Also being filed with this Current Report on Form 8-K are the unauditied consolidated balance sheets of Crestar Financial Corporation as of June 30, 1998 and 1997, consolidated statement of income for the three-month and six-month periods ended June 30, 1998 and 1997, consolidated statements of changes in shareholders' equity for the three-month and six-month periods ended June 30, 1998 and June 30, 1997, and consolidated statements of cash flows for the six-months ended June 30, 1998 and 1997.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 12th day of August, 1998.


SUNTRUST BANKS, INC.
--------------------
(Registrant)


/s/ William P. O'Halloran
-------------------------
Senior Vice President and Controller
(Chief Accounting Officer)

                                 EXHIBIT INDEX

99.1 Consolidated balance sheets of Crestar Financial Corporation as of December 31, 1997 and 1996 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1997, and the report of KPMG Peat Marwick LLP, independent auditors, dated January 14, 1998 included therein.

99.2 Report of Deloitte & Touche LLP, independent auditors, dated January 16, 1997.

99.3   Consent dated August 11, 1998 of KPMG Peat Marwick LLP.

99.4   Consent dated August 11, 1998 of Deloitte & Touche LLP.

99.5 Consolidated balance sheets of Crestar Financial Corporation as of June 30, 1998 and 1997, consolidated statements of income for the three-month and six-month periods ended June 30, 1998 and 1997, consolidated statements of changes in shareholders' equity for the three-month and six-month periods ended June 30, 1998 and 1997, and consolidated statements of cash flows for the six-months ended June 30, 1998 and 1997 (unaudited).